Exhibit 10.16

Page 1 of 6	Xiamen Software Industry Investment & Development Co., Ltd.
(Xiamen Software Park Chuangxin Building)

Office Lease Contract

Lessor: Xiamen Torch Hi-tech Industrial Development Zone Finance Services Center

(Hereinafter PARTY A)

Office Address: #111, Ground Floor, Torch Building, Xiamen Torch Hi-tech Industrial

Development Zone

Zip Code: 361006	Tel: 0592-3923086	Fax: 0592-5716361

Legal Representative: Shan, ZhongXin		Title: Chairman of the Board

Bank Account: Chengjian Sub-branch of China Construction Bank, Xiamen

Account No: 35101564901052500460

Property Management: Xiamen Software Industry Investment & Development Co., Ltd.

(Hereinafter PARTY B)

Office Address: 3F-B, Huaxun Building #2, Xiamen Software Park

Zip Code: 361005	Tel: 0592-2512525	Fax: 0592-2513132

Legal Representative: Yu, Hong Sheng

Title: Chairman of the Board

Bank Account: Lianhua Sub-branch of Agricultural Bank of China, Xiamen

Account No: 324001040007103

Renter: eHealth China (Xiamen) Technology Co., Ltd.

(Hereinafter PARTY C)

Office Address: 6F, Kexun Building, Xiamen Software Park

Zip Code: 361005	Tel: 0592-2517000	Fax: 0592-2517111

Legal Representative: Gary Lauer		Title: Chairman of the Board

Bank Account: Xiamen University Sub-branch of Bank of China

Account No: 840062474708091001

Page 2 of 6	Xiamen Software Industry Investment & Development Co., Ltd.
(Xiamen Software Park Chuangxin Building)

In accordance with relevant Chinese laws, decrees and pertinent rules and regulations, PARTY A, PARTY B and PARTY C have reached an agreement based on the principles of equality, mutual benefits and friendly consultation and concluded the following office lease contract.

Site, Area, Property Rights, Usage

1. PARTY A will provide PARTY C with Room 9F-A (1423.21 m2) and 9F-B (1045.01 m2) of Chuangxin Building, Xiamen Software Park, with a designed load of 2.0KN/m2. PARTY A is required to reassure PARTY C that the leased premises is compatible with PARTY C’s business purposes, without any hidden peril, or any hypothec on the leased premises.

2. The 9F-A of Chuangxin Building, Xiamen Software Park, has an actual area of 1423.21m2, and the 9F-B of Chuangxin Building, Xiamen Software Park, has an actual area of 1045.01m2, while chargeable area reaches to 2715.04m2{actual area*(l+10%)}, 10% is the ratio for public area share which includes passage, elevator, staircase, scaling ladder, wash room, power distribution room, hallway and public facilities setup room etc.

3. The leased premises usage is limited to PARTY A’s ratified operation of PARTY C, and any subtenancy or sublet to the third party is not allowed without the prior consent of PARTY A, which shall not be unreasonably withheld. This contract may be terminated in accordance with the provisions herein. The lease of the premises may be cancelled in accordance with the terms of this contract. Programs operated by PARTY C should meet environmental standards. Operation of business or production with over rated noise, industrial water waste or exhaust gas, radioactive, toxic or corrosive materials are strictly prohibited. Any violation by PARTY C of such standards that is not cured upon thirty (30) calendar days written notice by PARTY A to PARTY C will entitle PARTY A’s rights to terminate the contract and take back the premises. In this case PARTY A reserves the right to claim damages from

PARTY C.

Rental Fees, Deposit, Expenses

4. The standard rental will be RMB26.00/m2 per month.

5. The rental fee for 9F-A and 9F-B of Chuangxin Building, Xiamen Software Park will be RMB70591.04 per month.

6. A deposit equal to two months’ standard rental is RMB 141182.08 in total. It shall be fully and promptly returned to PARTY C at the expiration of the contract, or in the event of PARTY A breaching the contract. In case PARTY C breaches this contract with any actual loss caused to PARTY A, PARTY A has the right to deduct the relevant compensation for actual loss from the deposit. In case the deposit is not sufficient to cover such items, PARTY A has the right to claim for compensation for actual loss.

Page 3 of 6	Xiamen Software Industry Investment & Development Co., Ltd.
(Xiamen Software Park Chuangxin Building)

7. PARTY C shall conclude a Property Management Service Contract with a property management company designated by

PARTY A and pay property management fees to such company.

8. The rental fee will not cover electricity, water and other related service charges. Public share for water and electricity will be charged according to actual monthly consumption, as well as office architectural area. Such fees may vary with Xiamen governmental charge adjustment. Other service expenses will be settled in detail under particular circumstances in accordance with relevant regulations.

Payment, Late Fee

9. Rental payments will be rendered monthly. The first rental (rental for June 1st, 2006 to June 30th, 2006) and deposit in the amount of RMB 211773.12 shall be paid within ten days of signing the contract by all the parties hereto.

10. Except for the first rental payment, PARTY C shall pay the rental for the coming month by the end of, each current month (starting from the end of June, 2006). PARTY C shall pay the rental to the designated bank account of PARTY A as set forth in the first page of this contract. The date on the transfer receipt from the designated bank shall be deemed as the date of payment.

11. PARTY A will regularly issue a lease invoice to PARTY C before each rental payment, and PARTY C will pay each rental after receiving such invoices. Property management service invoice will be issued by the property management company, while other invoices or receipts (e.g., water and electricity) will be issued by relevant service providers.

12. This contract shall be automatically terminated in the event PARTY C fails to pay the deposit and first rental within the 10 days period referenced in Article 9 above. Each delayed payment for rental or property management fee shall be rendered with a grace period of 15 days from the first day of each calendar month. Any delay in rendering the rental or property management fee after such grace period shall cost PARTY C 1% of the total amount due per day as late fee. PARTY A has the right to take back the premises and take other legal actions in case of any non-payment by PARTY C for more than 30 days after the grace period.

Premises Transfer and Obligations

13. Within 3 days of PARTY C paying the first rental and deposit, PARTY A will hand over the leased premises to PARTY C. PARTY A shall guarantee that the public facilities can properly function, including without limitation, windows, doors, fire hydrant, washing room, elevator and power distribution room, etc.

14. Before starting remodeling the leased premises, PARTY C shall submit its remodeling plan that accords with fire control requirements and has been approved by the fire control department. The remodeling plan

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(Xiamen Software Park Chuangxin Building)

shall state construction material, water, electricity capacity and number of phone lines, PARTY C Shall get a prompt confirmation about the plan from PARTY A before commencement of the remodeling plan and such confirmation shall not be unreasonably withheld or delayed. PARTY C shall not damage the original structure of the leased premises main body as well as outdoor construction layout. The usage of the leased premises by PARTY C shall be compliant with relevant regulations, and PARTY C shall compensate any damages to the premises or attached facilities, or public area caused by its fault and negligence, except for natural erosion and normal wear and tear.

15. Both PARTY A and PARTY C shall operate in compliance with applicable Chinese laws, municipal and Hi-Tech district’s pertinent rules and regulations. Either party may terminate the contract upon thirty (30) calendar days’ written notice to the other party in the event of illegal operation by the other party if such illegal operation is not cured within such thirty (30) days period. Under such circumstances, the terminating party may claim compensation from the breaching party if such illegal operation causes actual loss to the terminating party.

16. PARTY A shall cooperate with PARTY C in installing water and electricity supply and telephone lines; and PARTY A shall provide services in connection with PARTY C’s governmental and/or business registration and documentation request. PARTY A is responsible for sanitation maintenance, and maintaining and repairing public facilities in the leased premises, if the public facilities are damaged due to no fault of PARTY C. PARTY A shall repair the premises within a reasonable time. IF PARTY A fails to perform the forgoing obligations within a reasonable time, PARTY C may undertake such obligations on behalf of PARTY A and shall be reimbursed for all actual costs and expenses incurred by PARTY A. If PARTY A’s failure to perform its obligations under this Article affects the normal usage of the premises by PARTY C, PARTY A shall accordingly deduct rent or extend the lease as compensation.

17. When PARTY C returns the leased premises due to expiration or earlier termination of this, PARTY A and PARTY C shall conduct a site inspection and PARTY A shall return any rental paid in advance and deposit per Article 6 of this contract. PARTY C shall repair or compensate for damages to the premises or facilities caused by PARTY C’s fault or negligence. Certain fixtures such as pendant lamps, floor, solid partition wall, wire tubing, switch, and electrical outlet, installed by PARTY C shall not be removed, if PARTY A fairly reimburses PARTY C. In case of dissent on the amount of compensation, PARTY C has the right to remove the fixtures without damaging the original structure, equipments and public facilities of the premises. Other equipments like air-conditioners may be moved by PARTY C.

Term and Miscellaneous Provisions

18. Unless PARTY C substantially breaches the contract and such breach is not cured within thirty (30) calendar days written notice by PARTY A to PARTY C, PARTY A shall not unilaterally terminate the

Page 5 of 6	Xiamen Software Industry Investment & Development Co., Ltd.
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contract during the Initial Term (as defined below) and renewal terms. The term of the contract is one year, effective from April lst, 2006 to March 31st, 2007 (the “Initial Term”). PARTY A shall grant PARTY C a rent-free remodeling period of two months (April lst, 2006 to May 3lst, 2006). Rental is going to be charged commencing from June 1st, 2006. After the completion of the Initial Term, this Agreement shall automatically renew for additional one-year periods on condition that no dissent arises between the two parties. The Initial Term and the renewal term shall not exceed five years all together. In the event mat PARTY C terminates the contract in good faith prior to the expiration of the contract, PARTY C shall notify PARTY A, in writing, three months prior to such termination. Additionally, either party may terminate this contract upon thirty (30) calendar days’ written notice of a material breach by the other party, provided such breach is not cured within such thirty (30) days period.

19. If PARTY C does not operate in the leased premises in the Xiamen Software Park for three consecutive months after the signing of the contract, PARTY A will have the right to take back the leased premises for other, arrangement in the event of a housing shortage. If PARTY C doesn’t pay the rent, utility or property management fee for three consecutive months, PARTY A has the right to take back the leased premises. In either of the scenarios stated above, PARTY A will not return the rent and other fees already paid by PARTY C; however under first situation mentioned above, PARTY A shall return the deposit in full amount on condition that PARTY C has paid rental and fees in full. In the event mat PARTY A takes back the leased premises and PARTY C does not dispose its personal property left on the leased premises, PARTY A shall make a list of the items and keep such items for three months. For clarification, such items will remain the property of PARTY C within the mentioned three months. If PARTY C does not claim or otherwise dispose of such properties in three months, PARTY A has the right of disposal.

20. For matters not covered by this contract, PARTY A, PARTY B and PARTY C shall make supplementary agreement which shall become part of the contract through friendly consultation. If no such kind of supplementary agreement has been reached, then, any issues arisen will be settled according to the Contract Law of China. In case that disputes may occur from execution of the contract, both parties shall settle the disputes through friendly consultation. If no agreement can be reached by consultation, disputes shall be submitted to the Xiamen Arbitration Committee for resolution.

21. This contract is executed in both Chinese and English. In case of any discrepancy between the terms of the English version and the terms of me Chinese version, the Chinese version shall prevail.

22. There are three copies of the contract, and each bears equal legal validity. Each party holds one copy. The contract becomes effective once the representatives or authorized representatives of PARTY A, PARTY B and PARTY C sign and seal the contract with the official stamps.

23. The office lease contracts concerning the premises located on the 6th floor of Kexun Building previously signed by PARTY A, PARTY B and PARTY C dated February 16, 2004, the first amendment thereto dated

Page 6 of 6	Xiamen Software Industry Investment & Development Co., Ltd.
(Xiamen Software Park Chuangxin Building)

November 18, 2004, and a supplementary agreement thereto dated July 11, 2005 (collectively, “Kexun Contracts”) shall terminate on the day PARTY C moves into Chuangxin Building no later than May 31st, 2006, PARTY C shall pay PARTY A rental of the premises located on the 6th floor of Kexun Building up to the termination date of the Kexun Contracts.

24. All the terms and provisions of this contract shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

25. During the term of this contract, PARTY A shall ensure the validity and legality of all the authorizations, permits, approvals and licenses necessary for the performance of this contract.

26. This contract shall constitute an entire agreement and undertaking among PARTY A, PARTY B and PARTY C on leasing an office space, and shall supersede all prior agreements and undertakings, both oral and written, between the parties hereto. Any waiver, modification or amendment of any provision of this contract will be effective only if in writing and signed by the parties hereto.

27. Invalidity of any provision in the contract shall not affect the validity of any other provisions herein.

PARTY A

Xiamen Torch Hi-tech Industrial Development Zone Finance Services Center

Seal:

Representative: Hong Sheng Yu

PARTY B

Xiamen Software Industry Investment & Development Co., Ltd.

Seal:

Representative:

PARTY C

eHealth China (Xiamen) Technology Co., Ltd.

Seal:

Representative:

Date: March 31st, 2006.

Appendix 1	Xiamen Software Industry Investment & Development Co., Ltd.
(Xiamen Software Park Chuangxin Building)

Appendix 1 to Office Lease Contract

Party A: Xiamen Software Industry Investment & Development Co., Ltd.

Party B: eHealth China (Xiamen) Technology Co., Ltd.

Both parties agree to following items based on friendly negotiation:

Item 1	This agreement is the Appendix 1 to the Office Lease Contract (the Office Lease Contract) signed by Party A, Party B and Xiamen Torch Hi-tech Industrial Development Zone Finance Services Center on March 31st, 2006. This agreement shall be effective from the date the Office Lease Contract comes into validity.

Item 2	For a period of 6 months from the effective date of the Office Lease Contract signed by Party A, Party B and Xiamen Torch Hi-tech Industrial Development Zone Finance Services Center on March 31st, 2006, B-10F (approximate 934.9 m2) of Chuangxin Building, Xiamen Software Park shall be reserved for PARTY B by PARTY A (from April 1st, 2006 to September 30th, 2006).

PARTY A

Xiamen Software Industry Investment & Development Co., Ltd.

Seal:

Representative: Hong Sheng Yu

PARTY B

eHealth China (Xiamen) Technology Co., Ltd.

Seal:

Representative:

Date: March 31st, 2006.

Property Management Service Contract

Chapter I: General Principals

Article 1: Parties of the Contract

Client (hereinafter referred to as “Party A”): eHealth China (Xiamen) Technology Co., Ltd.

Assignee (hereinafter referred to as “Party B”); Xiamen Software Industry Investment and Development Co, Ltd.

Party A and Party B shall hereinafter be referred to collectively as the Parties.

Article 2: In order to regulate the property management within the Xiamen Software Park, (“Park”) to clarify the rights and obligations between the Owners (users) and the Property Management office, to ensure the reasonable usage of the property of the Xiamen Software Park, to build an environment of neatness, security and comfort, in accordance with relevant state laws and regulations, considering the practice of the Software Park, the Parties concluded this contract, based on friendly negotiation.

Articles 3: Party A rents the property of the Xiamen Software Park. The premises of the lease are room 9F-A and 9F-B of Chuangxin Building, with a designed load of 2715.04m2. In accordance with the relevant property management statutes and decrees, Party A and owners of this property and other users consign the property to Party B, and Party B will provide Party A with uniform and chargeable property management services discussed below.

Article 4: The beneficiary of the service provided by Party B are the owners and users of the property of the Xiamen Software Park; Party A and owners of this property and any other users shall follow this contract and bear corresponding responsibilities.

Chapter II Property Management Services

During the term of this Contract, Party B shall provide the following property management services:

Article 5: Maintenance, conservation, and management of the public area of the building, including without limitation: floor cap, roof, outside wallboard, bearing structure, staircase, hallway and hall.

Article 6: Maintenance, conservation, operation and management of public facilities and equipment, including without limitation: shared main water pipe, rainspout, public lighting, fire control water pump room, fire control facilities and equipment, rooftop water tank and elevator.

Article 7: Maintenance, conservation and management of the accessorial construction and structure of the property, including without limitation: path, extraventricular service pipe and drainpipe, cesspool, ditch, pool, well, bicycle shed, parking lot and trash can.

Article 8: Conservation and management of public green belt.

Article 9: Sanitation of public area, including without limitation: the sanitation of public area and shared area of the building, and gathering, transporting and cleaning garbage.

Article 10: Management of traffic and parking.

Article 11: Maintenance of security, including without limitation: security at the gates, surveillance and patrolling.

Article 12: Safekeeping of archives and data of the property include but not limited to: archives of maintenance fee and corresponding income and expenses.

Article 13: Safety management service.

Article 14: Owners and users are responsible for maintenance and conservation of the other areas of the building, facilities and equipments occupied or owned by themselves; if required and consigned, Party B may accept and charge the consigner based on the price negotiated by both parties otherwise.

Article 15: Maintenance, conservation of the leased area of the building, adjacent parts of the equipment of Party A and any item requiring services of Party B by special arrangement. By special arrangement with Party B, the maintenance and conservation of other areas of the building and equipment that are either occupied or owned by Party A.

Chapter III Property Management Service Fees

Article 16: Party B accepts all of the above service requirements. In accordance to the statute of property management and Xiamen Price Control Article [2001] #033 issued by Xiamen Bureau of Price Stabilization of Buildings of the civic OPS, Party B can charge all owners and users the following fees:

16.1 General Management Service Fee

The general management service fee is charged for property management services provided by Party B, which excludes fees for maintenance, renewal, remodeling of public area of the building, shared facilities and shared equipment, and fees for maintenance of self-managed area, water and electricity, parking lots. Party B shall charge Party A RMB 2.8 per square meter per month as set forth in the Xiamen Price Control Article [2001] #033 issued by Xiamen Bureau of Price Stabilization of Buildings.

The following items fall under general management services: 1. Sanitation of the public area, including without limitation cleaning and clearing away the garbage in hallway, corridor, section paths, stairs, elevator (hall), green belt and parking lots; 2. Daily conservation of shared area of the building, public facilities and shared equipment; 3. Safety surveillance including: security, fire protection, patrolling around the building, 24-hour security shift; 4. Conservation and management of the landscape; 5. Management of parking lots and parking order of vehicles.

16.2 Public Maintenance Fee

Public maintenance fee is charged for daily maintenance, renewal and remodeling of the public area of the building, public facilities and shared equipment. Any maintenance expenses, no matter regular routine expenses, or incidental large-amount maintenance expense, major or medium maintenance, renewal, and remodeling expenses should be shared by all owners and users pro rate. In the event that such expenses exceed the aggregate public maintenance fee collected from all owners and users, Party B shall be responsible for paying such excess amount. Maintenance expenses should be paid out of the aggregate public maintenance fee collected from all owners and users, referring to Xiamen Price Control Article [2001] #001 issued by Xiamen Bureau of Price Stabilization “Administrative Regulation on Public Maintenance Fee of Buildings in Xiamen:” all owners and users using the premises shall pay RMB 0.5 yuan per m2 per month for the public maintenance fee from the day they begin to use the building.

16.3 Water and Electricity Fees

(1) Private-consumed water and electricity fees:

This fee shall be collected by actual readings of the relevant meters. Party A should pay water and electricity bills in time every month, otherwise, Party A will be responsible for delaying the payment for water and electricity bills. In case Party A has difficulty paying such monthly bills due to its business reasons, a late fee free grace period of 15 days shall be granted; a late fee for water and electricity charges will be collected from the end of the grace period till the actual payment date, at a rate of 0.03% of the total late fee each day. If Party A doesn’t pay water or electricity fees after notice from Party B, Party B has the right to suspend the power and water supply in accordance to relevant laws and regulations regarding the supply of water and electricity, and Party B is entitled to claim the water and electricity fees as well as the late fees.

(2) Public-consumed water and electricity fees:

The sharing of public-consumed electricity of the property is based on the Xiamen Price Control Article [2001] #004 issued by Xiamen Bureau of Price Stabilization “Interim Resolution on Sharing Public-Consumed Electricity for Xiamen Residential Buildings”. The actual cost of public-consumed water shall be shared by all owners and users of this property at reasonable proportions; in each current month, Party A shall pay its monthly share of the cost for the previous month; Party B shall calculate the shared costs based on the actual cost of the public-consumed water for the previous month and the square meters rented by each owner or user, and collect from all owners and users of the property.

16.4 Special Services Fees

Service items that any individual owner (user) needs and consigns to Party B shall be reasonably charged based on negotiation of the parties.

Article 17: Management Service Fees to Be Paid by Party A:

17.1. General Management Fee and Public Building Maintenance Fee: shall be paid every quarter, calculated by the square meters rented by Party A. Party A shall pay general management fee of RMB (¥22,806.34) for the current quarter (from April 1st, 2006 to June 30th, 2006): Party A should pay public maintenance fee of RMB (¥4072.56) for the current quarter (from April 1st, 2006 to June 30th, 2006); Party A shall pay Party B above items within one week of signing of this contract by both parties hereto. Each future payment shall be made quarterly, within the first 7 days of each calendar quarter, with quarterly general management fee in the amount of (¥22,806.34) and quarterly public maintenance fee in the amount of (¥4072.56).

17.2 Water and Electricity Fee: Shall be paid promptly each month according to invoices provided by Party B (enclosed with a list of charged water and electricity fees and a list of calculated share)

17.3 Special service fees and fixed parking lot fees shall be paid according to negotiation of the parties.

Article 18 If Party A delays the payment of general management fees or pertinent fees due to its financial difficulties or other reasons, Party B shall grant Party A a late fee free grace period of 15 days. Party A shall be liable for a late fee of 0.03% of total due payments each day, starting from the end of the grace period till the actual payment date.

Chapter IV Rights and Obligations of Both Parties

Article 19 Rights and Obligations of Party A

Party A shall be:

19.01 Entitled to enjoy and protect legitimate rights and interests as the owners (users).

19.02 Entitled to make inquiries with the management department of Party B about pertinent proceedings of property management and receive corresponding answers.

19.03 Entitled to make recommendations, express its opinion and criticism over any area of property management.

19.04 Entitled to make recommendations, express its opinion and criticism to management authority concerning the property management.

19.05 Entitled to request that Party B disclose the balance sheet of property management periodically.

19.06 Obligated to abide by the Pact of the Owners (users) of the building and pertinent property management regulations, and to comply with and carry out the resolutions passed by the property management.

19.07 Obligated to pay property management fees and other fees set forth in this contract on a timely basis.

19.08 Entitled to examine Party B’s budget and plans about major and medium maintenance, renewal, and remodeling of public facilities and equipment.

19.09 Entitled to inspect and oversee the income and expenses of the aggregate public maintenance fee; examine and approve maintenance items overspending the aggregate public maintenance fee.

19.10 Entitled to inspect the companies hired by Party B to carry out the services stated in this contract; if any services provided fall short of the requirements in this contract, Party B shall be in breach of this contract and responsible for the damages.

19.11 Entitled to oversee and inspect the services provided by Party B.

19.12 Within the property of Xiamen Software Park, the following conduct is prohibited:

(1). Damaging the main structure of the building.

(2). Altering the design and outside features of the building without Party B’s consent.

(3). Misappropriate, mangle public facilities, common areas or equipment within the Park. Move or install elsewhere the shared equipment without Party B’s consent.

(4). Littering or huddling garbage and sundries.

(5). Releasing toxic or harmful materials or emitting noises exceeding regulated standard.

(6). Failure to park vehicles in the designated lots.

(7). Other conducts prohibited by laws, regulations and the Pact of owners (users).

Owners (users) and property management department have the right to dissuade and prohibit any above-mentioned conducts within the area of the Park, and have the right to claim rehabilitation or legal damages.

Article: 20 Rights and Obligations of Party B

Party B shall be:

20.01 Obligated to carry out responsibilities stated in this contract and responsible for duties that are corresponding to charged items stated in this contract; but not responsible for management liability caused by delayed payment or non-payment by Party A; Party B should compensate Party A for any losses caused by any delay or failure in the maintenance, conservation or repair of the public facilities.

20.02 Responsible for communication to Party A of public property management regulations, which shall be implemented after consideration and approval of the owners (users)

20.03 In case of maintenance or remodeling of public facilities or equipment, responsible for preparing scheme and budget for major or medium maintenance, renewal, and remodeling of public facilities and equipment. Party B shall also prepare and update the project, scale, status quo, and current major problems with the owners and users. Party B shall implement such projects and pay expenditure only with the prior approval of Owners’ committee or Party A, otherwise, Party A has the right to refuse to pay any resulting expenses. In the event certain public facilities or equipments need immediate repair, Party B may arrange for immediate repair before report to Owners’ Committee or Party A but no later than 24 hours. Party B shall make proposals to use the aggregate public maintenance fee and get approval from the Committee or Party A after immediate repair is done.

20.04 Entitled to use the public maintenance fee upon approval for the purposes of maintenance or remodeling, and shall report the income and expenses of the project to owners (users) once in a year; any expenses exceeding the quota should be implemented after the approval of the owners (users), but items requiring immediate repair can be reported after repairing but no later than 24 hours.

20.05 Entitled to charge Party A for property management services as stated in this contract.

20.06 Entitled to hire specialized companies to perform property management services, responsible for services provided by the property management companies.

20.07 Entitled to manage in accordance with the Pact of Owners (users) of the building and pertinent property management regulations. Any violation of the same shall be handled in according to the regulations.

20.08 Obligated to report to owners and users about the use of the aggregate public maintenance fee annually, accept the supervision of Owners’ Committee or Party A, and at the beginning of each year submit an annual accounting report of the previous year and an annual budget for the current year. Party A shall not bear any expenses recognized as unreasonable, and Party B shall pay such expenses out of its own bankroll.

20.09 Obligated to, during the period of providing Party A with property management services, use the income from managing other commercial buildings or public facilities, equipment, and lots consigned by Owners’ Committee or construction departments to fund the property management of the Park.

20.10 Entitled to, in order to protect interests of the public, owners, or users, and in the event of force majeure which includes but not limited to creepage, fire, broken water pipes, life-saving, assisting the police, deal with Party A concerning Party A’s loss caused by emergent measures taken by Party B according to relevant laws and regulations.

Chapter V Miscellaneous Provisions

Article 21: The two parties can supplement or amend terms of this contract if such supplement or amendment is agreed to in writing by the Parties. Such supplement or amendment shall have the same effectiveness as this contract.

Article 22: This contract may be signed in counterparts which, when signed, shall constitute one document. Matters not covered in this contract, its accessories, or supplemental agreement shall follow laws, statutes and regulations of the People’s Republic of China.

Article 23: Any dispute occurred during the implementation of this contract shall be settled through negotiation of both parties or intermediation of the appropriate administrative authority. In the event of an unsuccessful negotiation or intermediation, this dispute shall be referred to the Xiamen Arbitration Committee for resolution.

Article 24: The term of this contract shall be for the same period as the Office Lease Contract between the Parties hereto and Xiamen Torch Hi-tech Industrial Development Zone Finance Services Center dated March 31, 2006. (i.e., April 1st, 2006 to March 31st, 2007), Upon termination of the Office Lease Contract, this contract will automatically terminate.

Article 25: There are two copies of the contract, each party holds one copy, and each copies bears equal legal validity. The contract becomes effective once the representatives or authorized representatives of PARTY A and PARTY B sign and seal the contract with the official stamps.

Article 26: This contract is executed in both Chinese and English. In case of any discrepancy between the terms of the English version and the terms of the Chinese version, the Chinese version shall prevail.

Article 27: All the terms and provisions of this contract shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Article 28: During the term of this contract, PARTY B shall ensure the validity and legality of all the authorizations, permits, approvals and licenses necessary for the performance of this contract.

Article 29: Invalidity of any provision in the contract shall not affect the validity of any other provisions herein.

Article 30: This contract shall constitute an entire agreement and undertaking among PARTY A and PARTY B concerning property management, and shall supersede all prior agreements and undertakings, both oral and written, between the parties hereto. Any waiver, modification or amendment of any provision of this contract will be effective only if in writing and signed by the parties hereto. The Property Management Service Contract concerning the premises located on the 6th floor of Kexun Building previously signed by PARTY A and PARTY B dated March 22, 2004, and the first amendment thereto dated November 18, 2004 shall be terminated upon execution of this contract by the parties hereto.

Party A: eHealth China (Xiamen) Technology Co., Ltd. (EHC)

By:	/s/ Sheldon Wang
Name:	Sheldon Wang, President and CEO

Date:

Office Address: 6F, Kexun Building, Xiamen Software Park

Zip Code: 361005	Tel: 2517000	Fax: 2517111

Legal Representative: Gary Lauer		Title: Chairman of the Board

Bank Account: Xiamen University Sub-Branch of Bank of China

Account No: 840062474708091001

Party B: Xiamen Software Industry Investment and Development Co., Ltd.

By:	/s/ Hong Sheng Yu
Name:	Hong Sheng Yu

Date:

Office Address: 3F-B, Zong He Building #2, Xiamen Software Park

Zip Code: 361005	Tel: 3929787/3929759	Fax: 2513132

Legal Representative: Yu, Hong Sheng		Title: Chairman of the Board

Bank Account: Lianhua Sub-branch of Agricultural Bank of China, Xiamen

Account No: 324001040007103